EXHIBIT 10.1


                              AMENDMENT NUMBER ONE
                         TO LOAN AND SECURITY AGREEMENT


         This AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of February 15, 2002, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("LENDER"), and PENINSULA GAMING COMPANY, LLC, a Delaware limited liability company ("BORROWER"), with reference to the following:

         WHEREAS, Lender and Borrower have entered into that certain Loan and Security Agreement, dated as of February 23, 2001, as amended by that certain letter agreement, dated as of March 8, 2001, and as further amended, restated, supplemented, or otherwise modified from time to time (the "LOAN AGREEMENT"), pursuant to which Lender has agreed to make certain loans and financial accommodations available to Borrower;

         WHEREAS, Borrower has requested that Lender amend the Loan Agreement to
(i) permit Borrower to form and acquire a 100% interest in OED Acquisition, LLC, a Delaware limited liability company; (ii) permit OED Acquisition, LLC to form and acquire a 50% interest in OED Acquisition II, LLC, a Delaware limited liability company, and (iii) increase the Maximum Revolver Amount to $12,500,000.

         WHEREAS, subject to the terms and conditions set forth herein, Lender is willing to so amend the Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINED TERMS. All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

         2. AMENDMENTS TO THE LOAN AGREEMENT.

         (a) SECTION 1.1 of the Loan Agreement hereby is amended by adding the following defined terms thereto in proper alphabetical order:

                  "BORROWER PLEDGE AGREEMENT" means a pledge agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower to Lender with respect to the pledge of the Stock owned by Borrower in OED I.

                  "FIRST AMENDMENT" means that certain Amendment Number One to Loan and Security Agreement, dated as of February 15, 2002, by and between Borrower and Lender.


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                  "FIRST  AMENDMENT  EFFECTIVE  DATE" means the date that all of the conditions set forth in SECTION 3 of the First Amendment shall be satisfied (or waived by Lender in writing in its sole discretion).

                  "GUARANTY" means that certain General Continuing Guaranty, dated as of February 15, 2002, executed by OED I in favor of Lender, in form and substance satisfactory to Lender.

                  "GUARANTOR SECURITY AGREEMENT" means that certain Guarantor Security Agreement, dated as of February 15, 2002, executed between OED I and Lender, in form and substance satisfactory to Lender.

                  "OED I" means OED Acquisition, LLC, a Delaware limited liability company.

                  "OED II" means OED Acquisition II, LLC, a Delaware limited liability company.

                  "OED I ASSIGNMENT AGREEMENT" means that certain Assignment Agreement, dated as of October 23, 2001, by and between Gaming Partners and OED I.

                  "OED  I  OPERATING   AGREEMENT"  means  that  certain  Limited
         Liability Company Agreement, dated as of February 15, 2002, of OED I.

                  "OED II OPERATING AGREEMENT" means that certain Operating Agreement, dated as of February 15, 2002, by and among OED I, OED II, and William E. Trotter, II Family L.L.C., a Louisiana limited liability company.

                  "OED I PLEDGE AGREEMENT" means a pledge agreement, in form and substance satisfactory to Lender, executed and delivered by OED I to Lender with respect to the pledge of the Stock owned by OED I in OED II.

                  "OED  I  PURCHASE   AGREEMENT"  means  that  certain  Purchase
         Agreement, dated as of June 27, 2001, by and among BIM3 Investments, The Old Evangeline Downs, L.C., and Gaming Partners.

                  "OED   TRANSACTION   DOCUMENTS"  means  the  OED  I  Operating
         Agreement,   the  OED  II  Operating  Agreement,  the  OED  I  Purchase
         Agreement, and the OED I Assignment Agreement.

                  "PERMITTED OED ACQUISITION" means the formation of OED I and OED II, the acquisition by Borrower of 100% of the Stock of OED


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         I, the  acquisition  by OED I of 50% of the  Stock  of OED II,  and all
         related transactions set forth in the OED Transaction Documents.

         (b) The following definitions contained in SECTION 1.1 of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

                  "LOAN DOCUMENTS" means this Agreement, the Borrower Pledge Agreement, the Diamond Jo Ship Mortgage, the Fee Letter, the Guaranty, the Guarantor Security Agreement, the Letters of Credit, the Mortgages, the OED I Pledge Agreement, the Officers' Certificate, the Trademark Security Agreement, the Intercreditor Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, any Guaranty or Guarantor Security Agreement executed or entered into in connection with this Agreement in favor of Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

                  "RESTRICTED SUBSIDIARY" means OED I and each other Subsidiary of Borrower that is not an Unrestricted Subsidiary.

         (c) The definition of "MAXIMUM REVOLVER AMOUNT" hereby is amended by deleting the text "$10,000,000" appearing in such definition and inserting the text "$12,500,000" in lieu thereof.

         (d) The definition of "PERMITTED INVESTMENTS" hereby is amended by (i) deleting "and," appearing at the end of subsection (k), (ii) deleting the period at the end of subsection (l) and replacing it with "; and", and (iii) adding the following new subsection (m) immediately after subsection (l) appearing in such definition:

                  (m) the Permitted OED Acquisition.

         (e) SECTION 7.6 of the Loan Agreement hereby is amended by (i) deleting "and," appearing at the end of subsection (c), (ii) deleting the period at the end of subsection (d) and replacing it with "; and", and (iii) adding the following new subsection (e) immediately after subsection (d) appearing in such
Section:

                  (e) guarantees under the Guaranty.

         (f) SECTION 7.8 of the Loan Agreement hereby is amended by (i) deleting "and" appearing at the end of subsection (a), (ii) deleting the period at the end of subsection (b) and replacing it with "; and", and (iii) adding the following new subsection (c) immediately after subsection (b) appearing in such
Section:

                  (c) Directly or indirectly amend, modify, alter, increase, or change any of the terms or conditions of (i) the OED I Operating Agreement, including, without limitation, Section 13(c) relating to transfers of interest to Lender, Section 17(k) entitled "Article 8 Opt-

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

         In", and Section 17(l) entitled "Loan Agreement", (ii) the OED II Operation Agreement, including, without limitation, Section 10.17 entitled "Loan Agreement", Section 15.20 entitled "Article 8 Opt-in", and Section 5(f) relating to amendments and modifications, (iii) the Certificate of Formation of OED I, or (iv) the Certificate of Formation of OED II.

         (g) SCHEDULE 5.8(C) of the Loan Agreement hereby is removed from the Loan Agreement in its entirety and replaced with SCHEDULE 5.8(C) that is attached to this Amendment, and all references to SCHEDULE 5.8(C) in the Loan Agreement shall mean and be a reference to SCHEDULE 5.8(C) that is attached to this Amendment.

         3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The prior or concurrent satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment:

         (a) Lender shall have received this Amendment duly executed by the parties hereto, which shall be in full force and effect;

         (b) Lender shall have received an amendment and consent fee in an amount equal to $25,000, which amount is due and payable in full on the First Amendment Effective Date and shall be charged to the Loan Account;

         (c) Lender shall have received copies of each of the OED Transaction Documents, the Certificate of Formation of OED I, and the Certification of Formation of OED II, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct, and complete copy thereof, and each such document shall be satisfactory to Lender in its Permitted Discretion;

         (d) Lender shall have received evidence satisfactory to Lender that the Permitted OED Acquisition has been consummated pursuant to the terms of the OED Transaction Documents;

         (e) Lender shall have received the Borrower Pledge Agreement and the OED I Pledge Agreement, together with the delivery of copies of certificates representing such shares of Stock with attached copies of Stock powers endorsed in blank;

         (f) Lender shall have received the Guaranty and the Guarantor Security Agreement;

         (g) Lender shall have sent for filing a financing statement against OED I in favor of Lender in the state of Delaware;

         (h) The representations and warranties in this Amendment, the Loan Agreement, and the other Loan Documents shall be true and correct, in all material respects, on and as of the date hereof, except to the extent such representations and warranties


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

expressly relate to an earlier date, in which case such representations and warranties were, to such extent, true and correct, in all material respects, as of such earlier date;

         (i) After giving effect to this Amendment, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein; and

         (j) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or Lender, or any of their Affiliates.

         4. CONDITION SUBSEQUENT TO EFFECTIVENESS OF AMENDMENT. The satisfaction of the following shall constitute conditions subsequent to the continued effectiveness of this Amendment (the failure of such condition to be satisfied constituting an Event of Default):

         (a) By February 19, 2002, Lender shall have received originals of the certificates and Stock powers endorsed in blank referenced in SECTION 3(E) above; and

         (b) By February 25, 2002, Lender shall have received confirmation that the financing statement filed against OED in favor of Lender has been filed in the state of Delaware.

         5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended by this Amendment, are within Borrower's powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and (c) this Amendment has been duly executed and delivered by Borrower.

         6. CHOICE OF LAW. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

         7. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this


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

Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

         8. EFFECT ON LOAN DOCUMENTS.

         (a) The Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of Lender under the Loan Agreement, as in effect prior to the date hereof. The consents and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a modification or consent to any further or other matter under the Loan Documents.

         (b) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

         (c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

         9.  FURTHER   ASSURANCES.   Borrower  shall  execute  and  deliver  all
agreements, documents, and instruments, in form and substance reasonably satisfactory to Lender, and take all actions as Lender may reasonably request from time to time, to perfect and maintain the perfection of Lender's security interests in the Collateral and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement.

         10. ENTIRE AGREEMENT. This Amendment, together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

                  [Remainder of page intentionally left blank]


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

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.



                                  PENINSULA GAMING COMPANY, LLC, a Delaware limited liability company


                                  By   /s/ Natalie A. Schramm
                                      ------------------------------------------
                                  Name:    Natalie A. Schramm
                                         ---------------------------------------
                                  Title:   Chief Financial Officer
                                          --------------------------------------


                                  FOOTHILL CAPITAL CORPORATION,
                                  a California corporation


                                  By   /s/ Kurt R. Marsden
                                      ------------------------------------------
                                  Name:    Kurt R. Marsden
                                         ---------------------------------------
                                  Title:   S.V.P.
                                          --------------------------------------



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                                 SCHEDULE 5.8(C)
                    CAPITALIZATION OF BORROWER'S SUBSIDIARIES


PENINSULA GAMING CORPORATION
- 100% of Common Stock issued and outstanding are owned by the Borrower

OED ACQUISITION, LLC
- 100% of the Interests issued and outstanding are owned by the Borrower








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